SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 16, 2017

Cigna Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1‑08323 (Commission File Number)	06‑1059331 (IRS Employer Identification No.)

900 Cottage Grove Road
Bloomfield, Connecticut 06002
 (Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code:

(860) 226-6000

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communication pursuant to Rule 13e-49(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 19, 2017, Cigna Corporation (the "Company") filed a Form 8-K disclosing the retirement of Matthew G. Manders, President, Government & Individual Programs and Group Insurance.  Mr. Manders will retire effective November 3, 2017.
On October 16, 2017, the Company and Mr. Manders executed an Agreement and Release in connection with his retirement (the "Agreement and Release"). The Agreement and Release includes customary confidentiality, non-solicitation, non-competition, non-disparagement and release provisions.  In addition, the agreement provides for benefits consisting of: (1) the payment of Mr. Manders' annual cash incentive for his service in 2017 at 100% of his annual target, subject to the Company's attainment of pre-established performance goals; and (2) payout of previously awarded Strategic Performance Shares ("SPSs") for the 2015–2017, 2016–2018 and 2017–2019 performance periods, prorated based on the number of months that Mr. Manders would have been employed during each 36-month performance period as if his employment continued through December 31, 2017.  The Agreement and Release confirms that, pursuant to the Cigna Long-Term Incentive Plan (the "LTIP") and the terms of the original grants, Mr. Manders' stock options will vest upon his retirement. The estimated aggregate value of these benefits is approximately $7.3 million, based on a stock price of $187.20 per share, the closing price of Cigna's common stock on October 17, 2017.  The percentage of actual shares earned and timing of the payment of the SPS awards will be determined by the People Resources Committee of the Board of Directors in accordance with the terms of the LTIP.  Stock options awarded under the LTIP will expire at their original term.
A copy of the Agreement and Release is attached to this Form 8-K as Exhibit 10.1 and incorporated by reference herein.  The description of the Agreement and Release contained in this Form 8-K is qualified in its entirety by reference to the attached document.
Item 7.01 Regulation FD Disclosure.
Brian Evanko, who has served as the leader of Cigna's individual and family plans, Medicare supplement and enterprise voluntary businesses since August 2013, will join Cigna's enterprise leadership team as President, Government Business, which includes Cigna-HealthSpring, U.S. Individual and Medicare supplement business.  His appointment is effective November 6, 2017.  Mr. Evanko joined Cigna in 1998 and held finance leadership roles for Cigna's Global Supplemental Benefits business, including as Business Financial Officer from September 2012 through August 2013.

Item 9.01 Financial Statements and Exhibits.
 (d)  Exhibits.

Exhibit No.	Description

10.1	Agreement and Release between the Company and Matthew G. Manders dated October 16, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cigna Corporation

Date: October 18, 2017	By:/s/ Nicole S. Jones
Nicole S. Jones
Executive Vice President and
General Counsel